UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2005

ENVIROKARE TECH INC

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 T.G. Lee Blvd, Suite 535 Orlando, Florida	89120

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 856-8882

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        In implementing the Joint Venture Agreement with NOVA Chemicals, Inc and LRM Industries, LLC (LRM), the Company has made certain management changes which include:

        Directors: Dr. Gary Cook has resigned as a director of the Company to become the independent director on the Board of Directors of LRM. Three directors on that board are appointed by NOVA Chemicals, Inc., three directors are appointed by the Company and a seventh, the position filled by Dr. Cook, is elected by those six.

        This resignation, along with the recent untimely death of Jonathan Edelstein, a Director of the Company, leaves two vacancies on the Company's Board of Directors.

        Officers: Dr. John Verbicky has resigned as Chief Executive Officer of the Company in order to take the position of Chief Executive Officer of LRM.

        Dr. Nick Pappas, Chairman of the Board of Directors of the Company was elected Chief Executive Officer of the Company and George Kazantzis was elected acting President and continues as Chief Operating Officer of the Company.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 24, 2005

Envirokare Tech Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, COO